EXHIBIT 21.1
SYKES ENTERPRISES, INCORPORATED
LIST OF SUBSIDIARIES
As of March 1, 2010, the Registrant directly or indirectly owned the following subsidiaries. Certain subsidiaries, which in the aggregate do not constitute significant subsidiaries, may be omitted.

State or Jurisdiction of Organization

Centro Interaccion Multimedia S.A.	Argentina
ICT Services of Argentina S.A.	Argentina
Sykes Australia Pty. Ltd.	Australia
Sykes Financial Services Pty. Ltd.	Australia
ICT Barbados, Inc. (no operations)	Barbados
Sykes (Bermuda) Holdings Limited	Bermuda
Sykes Offshore Holdings Limited	Bermuda
Sykes do Brasil Servicos de Teleatendlmento Para Clientes	Brazil
Sykes Assistance Services Corporation	Canada
ICT Canada Marketing, Inc.	Canada
Sykes Latin America, S.A.	Costa Rica
ICT Marketing Services of Costa Rica	Costa Rica
Sykes E-Commerce, Incorporated	Delaware
ICT Resources, Inc.	Delaware
ICT Enterprises, Inc.	Delaware
ICT International, Inc.	Delaware
ICT Accounts Receivable Management, Inc.	Delaware
Sykes Enterprises Denmark ApS	Denmark
Sykes El Salvador, Ltda	El Salvador
Sykes Finland Oyin	Finland
Sykes Enterprises — South Africa, Inc.	Florida
Sykes Realty, Inc.	Florida
Sykes Acquisition, LLC	Florida
Sykes Enterprises Bochum GmbH & Co. KG	Germany
Sykes Enterprises GmbH	Germany
Sykes Enterprises Hamburg Hannover GmbH & Co. KG	Germany
Sykes Enterprises Support Services B.V. & Co. KG	Germany
Sykes Enterprises W ilhelmshaven GmbH & Co. KG	Germany
Sykes Central Europe Kft	Hungary
Sykes Enterprises (India) Pvt Ltd	India
ICT Business Services of India Private Limited	India
Eurotel Marketing Limited	Ireland
Sykes Enterprises Italy S.r.L	Italy
SEI International Services S.a.r.l.	Luxembourg
ICT Marketing Services of Mexico, S. de R.L. de C.V.	Mexico
ICT Group Netherlands B.V.	Netherlands
ICT Group Netherlands Holding B.V.	Netherlands
Merger Sub I, Inc.	Pennsylvania
ICT Marketing Services, Inc.	Philippines
LINK Network Limited	Scotland
McQueen Europe Limited	Scotland
McQueen International Limited	Scotland
Sykes Global Services Limited	Scotland
ICT Marketing Services of Asia Pacific Pte. Ltd	Singapore
Sykes Slovakia Sro	Slovakia

State or Jurisdiction of Organization
Sykes Enterprises Incorporated, S.L.	Spain
Sykes Datasvar Support AB	Sweden
McQueen International B.V.	The Netherlands
Sykes Enterprises Incorporated BV	The Netherlands
Sykes Enterprises Incorporated Holdings B.V.	The Netherlands
Sykes Netherlands B.V.	The Netherlands
Shanghai Pintian Information Technology Service Co., Ltd.	The Peoples Republic of China
Guangzhou Pin Duo Information Technology Service Co. Ltd.	The Peoples Republic of China
Sykes (Shanghai) Co. Ltd	The Peoples Republic of China
Sykes Asia Inc.	The Philippines